Exhibit 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



December 1, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  ATNG Inc. - Form S-8


Gentlemen:

         I have acted as counsel to ATNG Inc., a Nevada corporation (the "Company"), in connection with its Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 relating to the registration of 1,177,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Amended Employee Stock Incentive Plan for the Year 2004 No. 2 and 306,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                     Very truly yours,

                                                     /s/ Norman T. Reynolds

                                                     Norman T. Reynolds